Exhibit 99.1

Joint Filer Information

Name of Joint Filer: Gary M. Lauder

Address of Joint Filer: c/o The Estee Lauder Companies Inc.

   767 Fifth Avenue

   New York, NY  10153

Relationship of Joint Filer to Issuer: 10% Owner

Issuer Name and Ticker or Trading Symbol: The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year): 9/03/2010

Designated Filer: 1992 GRAT Remainder Trust f/b/o Gary M. Lauder

Joint Filer Information

Name of Joint Filer: William P. Lauder

Address of Joint Filer: c/o The Estee Lauder Companies Inc.

   767 Fifth Avenue

   New York, NY  10153

Relationship of Joint Filer to Issuer: Director

 Officer (Executive Chairman)

 10% Owner

Issuer Name and Ticker or Trading Symbol: The Estee Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year): 9/03/2010

Designated Filer: 1992 GRAT Remainder Trust f/b/o Gary M. Lauder